EXHIBIT 10.1
LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 16, 2022 (the “Effective Date”) by and among (i) CALLA LILY HOLDINGS LLC, a Delaware limited liability company (the “Lender”), (ii) ZOVIO INC, a Delaware corporation (“Borrower Representative”) and (iii) FULLSTACK ACADEMY, LLC, a Delaware limited liability company (“FullStack”, and together with Borrower Representative, collectively, “Borrowers”, and each a “Borrower”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:
RECITALS
A. Borrowers wish to obtain credit from Lender, and Lender desires to extend credit to Borrowers. This Agreement sets forth the terms on which Lender will advance credit to Borrower, and Borrower will repay the amounts owing to Lender.
B. Now, therefore, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:
1. ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Notwithstanding the foregoing, all financial covenant and other financial calculations shall be computed with respect to Borrowers only. Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP (for the avoidance of doubt, other than for purposes of the delivery of financial statements prepared in accordance with GAAP). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.1. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
2. LOAN AND TERMS OF PAYMENT
2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
2.2 Revolving Line.

EXHIBIT 10.1
(a) Availability. Subject to the terms and conditions of this Agreement Lender shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.
2.3 Payment of Interest on the Credit Extensions.
(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a fixed per annum rate equal to fourteen and one-half percent (14.5%), which interest shall be payable in cash monthly in accordance with Section 2.3(c) below.
(b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest at a rate per annum which is two percent (2%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.
(c) Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 2:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
2.4 Fees. Borrowers shall pay to Lender:
(a) Unused Revolving Line Facility Fee. Payable monthly in arrears on the last day of each calendar month occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to five percent (5%) per annum of the average unused portion of the Revolving Line, as determined by Lender, computed on the basis of a year with the applicable number of days as set forth in Section 2.3(c). The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding.

EXHIBIT 10.1
(b) Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Lender); provided, however, Lender Expenses through the Effective Date shall not exceed One Hundred Thousand Dollars ($100,000.00).
(c) Fee Letter. The fees in the amounts and at the times specified in the Fee Letter.
(d) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Lender, no Borrower shall be entitled to any credit, rebate, or repayment of any fees earned by Lender pursuant to this Agreement or the Fee Letter notwithstanding any termination of this Agreement or the suspension or termination of Lender’s obligation to make loans and advances hereunder. Lender shall provide Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.
2.5 Payments; Application of Payments; Debit of Accounts.
(a) All payments to be made by Borrowers under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 2:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b) Lender has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. No Borrower shall have a right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by a Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
2.6 Withholding. Payments received by Lender from any Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires any Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Lender, Borrowers hereby covenant and agree, jointly and severally, that the amount due from any such Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and such Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. The applicable Borrower will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that such Borrower has made such withholding payment; provided, however, that such Borrower need not make any

EXHIBIT 10.1
withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against such Borrower. The agreements and obligations of Borrowers contained in this Section 2.6 shall survive the termination of this Agreement.
3. CONDITIONS OF LOANS
3.1 Conditions Precedent to Initial Credit Extension. Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender in its sole discretion, such documents, and completion of such other matters, as Lender may deem necessary or appropriate, including, without limitation:
(a) duly executed signatures to this Agreement and the Fee Letter;
(b) duly executed signatures to the completed Borrowing Resolutions for each Borrower, and a related officer's certificate for each Borrower regarding organizational documents, Borrowing Resolutions and incumbency;
(c) certified copies, dated as of a recent date, of financing statement searches, as Lender may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements constitute Permitted Liens;
(d) subject to Schedule 1 hereto, duly executed signatures to the IP Security Agreements;
(e) subject to Schedule 1 hereto, duly executed signatures to the Collateral Access Agreement(s) for such locations as Lender may require;
(f) subject to Schedule 1 hereto, evidence satisfactory to Lender, that the insurance policies and endorsements required by Section 6.7 are in full force and effect;
(g) completion of all legal, tax, accounting, business and financial, due diligence concerning Borrowers and their Subsidiaries, in each case in scope and with results in all respects satisfactory to Lender in its sole discretion;
(h) a Perfection Certificate for each Borrower, together with the duly executed signature thereto;
(i) all documentation and other information that Lender reasonably requires in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to include a duly executed copy of an IRS Form W-9 or other such applicable IRS Forms;
(j) a termination of the NDA, duly executed by the parties to the NDA;
(k) a disbursement letter, duly executed by Borrower Representative; and
(l) payment of the fees and Lender Expenses then due, subject to the limitation set forth in Section 2.4 hereof.

EXHIBIT 10.1
3.2 Conditions Precedent to all Credit Extensions. Lender’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a) timely receipt of a Credit Extension request and any materials and documents required by Section 3.3(a);
(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension;
(c) no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension; and
(d) Lender reasonably determines to its satisfaction that there has not been a Material Adverse Change.
Each Credit Extension is Borrowers' representation and warranty on that date that all such conditions precedent have been satisfied.
3.3 Covenant to Deliver.
(a) Borrowers agree to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition precedent to any Credit Extension. Borrowers expressly agree that a Credit Extension made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrowers' obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Lender’s sole discretion.
(b) Borrowers agree to deliver or cause to be delivered the items set forth on Schedule 1 hereto within the timeframes set forth therein (or by such other date as Lender may approve in writing), in each case, in form and substance reasonably acceptable to Lender.
3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower Representative shall notify Lender by electronic mail by 2:00 p.m. Eastern time on the day which is two Business Days prior to the Funding Date of the Advance. Such notice shall be in a written format acceptable to Lender that is executed by an Authorized Signer. Lender shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower Representative must promptly deliver to Lender by electronic mail such reports and information, including without limitation, sales journals, cash receipts journals, and accounts receivable aging reports, as Lender may request in its reasonable discretion. Lender

EXHIBIT 10.1
shall credit proceeds of an Advance to the Designated Deposit Account. Lender may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due. Each Advance shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof (or such other minimums as Lender and Borrower Representative may agree); provided, however, no more than two (2) Advances may be made in a single calendar month.
4. CREATION OF SECURITY INTEREST
4.1 Grant of Security Interest. Each Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall release its Liens in the Collateral and all rights therein shall revert to Borrowers.
4.2 Priority of Security Interest. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens). If a Borrower shall acquire a commercial tort claim, such Borrower shall promptly notify Lender in a writing signed by such Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender. If a Borrower shall acquire a certificate with respect to Shares or any similar instrument, such Borrower shall promptly notify Lender in writing and deliver the same together with a stock power or instrument of transfer and any necessary endorsement, all in form satisfactory to Lender.
4.3 Authorization to File Financing Statements. Each Borrower hereby authorizes Lender to file financing statements, without notice to such Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral by any Borrower in violation of this Agreement, may be deemed to violate the rights of Lender under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.
4.4 Pledge of Collateral.
(a) Each Borrower hereby pledges, assigns and grants to Lender a security interest in all the Equity Interests in which such Borrower has any interest, including the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the

EXHIBIT 10.1
performance of the Obligations. On the Effective Date or as required pursuant to Section 4.2, the certificate or certificates for such Equity Interests, to the extent certificated, will be delivered to Lender, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Borrower has an interest, such Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests.
(b) Upon the occurrence and during the continuance of an Event of Default hereunder and following the delivery of written notice thereof to the Borrower Representative (which may be delivered concurrently by email), Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing and Lender has given written notice to the Borrower Representative (which may be delivered concurrently by email), each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, and provided further, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.
5. REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants as follows:
5.1 Due Organization, Authorization; Power and Authority. Each Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, each Borrower has delivered to Lender a completed certificate signed by such Borrower entitled “Perfection Certificate” (collectively, the “Perfection Certificate”). Except as Borrower Representative may hereafter disclose to Lender in writing in accordance with Section 7.2 below, each Borrower represents and warrants to Lender that (a) such Borrower’s exact legal name is that indicated on the Perfection Certificate hereto and on the signature page hereof; (b) such Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth each Borrower’s organizational identification number or accurately states that such Borrower has none; (d) the Perfection Certificate accurately sets forth each Borrower’s place of business, or, if more than one, its chief executive office as well as such Borrower’s mailing address (if different than its chief executive office); (e) except as set forth in the Perfection Certificate, each Borrower (and

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each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to each Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).
The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b)), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Borrower is bound. No Borrower is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.
5.2 Collateral.
(a) Each Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.4(b), no Borrower or any Subsidiary has any Deposit Accounts at or with any bank, broker or other financial institution, and each Borrower has taken such actions as are necessary to give Lender a perfected security interest in each Collateral Account of a Borrower as required pursuant to the terms of Section 6.4(b) and Section 3.3.
(c) Each Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses permitted pursuant to Section 7.1, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) Intellectual Property licensed to such Borrower and noted on the Perfection Certificate or as disclosed pursuant to Section 6.10(b), and (v) immaterial Intellectual Property licensed to such Borrower. Each Patent (other than patent applications) which it owns or purports to own and which is material to such Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to the Borrowers’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Change. No Subsidiary which is not a Borrower owns any

EXHIBIT 10.1
material Intellectual Property. It will not be necessary to use any inventions of any of such Borrower’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Borrower. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Borrower with respect to all intellectual property rights he or she owns that are related to the Borrowers’ business.
5.3 [Reserved].
5.4 Litigation. Except as set forth in the Perfection Certificate or as disclosed from time to time pursuant to Section 6.2, there are no actions, suits, litigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Borrower or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, One Hundred Thousand Dollars ($100,000.00).
5.5 Financial Statements; Financial Condition. All consolidated financial statements of Borrowers and their Subsidiaries delivered to Lender fairly present in all material respects Borrowers’ consolidated financial condition and Borrowers’ consolidated results of operations as of the dates thereof and for the periods covered thereby. There has not been any material deterioration in Borrowers’ consolidated financial condition since the date of the Borrowers’ and their respective Subsidiaries most recent financial statements submitted to the Lender.
5.6 Regulatory Compliance. No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law, in each case where the failure to comply or the violation of which could reasonably be expected to have a Material Adverse Change. No Borrower or any Subsidiary is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Advances or other Credit Extensions under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Advances or other Credit Extensions under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. None of Borrowers’ or any of its Subsidiaries’ properties or assets has been used by such Borrower or any Subsidiary or, to the best of each Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to

EXHIBIT 10.1
continue their respective businesses as currently conducted, except where failure to do so could not reasonably be expected to result in a Material Adverse Change.
5.7 Subsidiaries; Investments. No Borrower has any Subsidiaries, except as noted on the Perfection Certificate. No Borrower owns any stock, partnership, or other ownership interest or other Equity Interest except for Permitted Investments.
5.8 Tax Returns and Payments; Pension Contributions. Each Borrower and each of its Subsidiaries, (i) has timely filed all required tax returns and reports (or requested timely extensions therefor), and (ii) has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Borrower or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) to the extent such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000.00). No Borrower or any Subsidiary thereof is aware of any claims or adjustments proposed for any prior tax years of any Borrower or any of their Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Borrower or any of their Subsidiaries.
5.9 Use of Proceeds. Each Borrower shall use the proceeds of the Credit Extensions solely as working capital and not for personal, family, household or agricultural purposes.
5.10 Full Disclosure. No written representation, warranty or other statement of a Borrower or any of its Subsidiaries in any report, certificate, or written statement submitted to the Lender by or on behalf of a Borrower or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading (it being recognized by Lender that the projections and forecasts provided by any Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
5.11 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to a Borrower’s knowledge or awareness, to the “best of” a Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
5.12 Shares. Such Borrower has full power and authority to create a first Lien on the Shares and no legal restriction or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares are duly authorized and validly issued and are fully paid and non-assessable. The Shares are not the subject of any present or suit threatened in writing, action,

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arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.
6. AFFIRMATIVE COVENANTS
Each Borrower shall do all of the following:
6.1 Government Compliance.
(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Change. Each Borrower shall comply, and have each Subsidiary comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Change.
(b) Obtain all of the Governmental Approvals required in connection with such Borrower's business and for the performance by each Borrower of its obligations under the Loan Documents to which it is a party and the grant of a Lien to Lien in accordance therewith, and comply with the terms and conditions of such Governmental Approvals in all material respects.
6.2 Financial Statements, Reports, Certificates. Provide Lender with the following:
(a) as soon as available, but no later than thirty (30) days after the last day of each month, (i) a company prepared consolidated balance sheet and income statement covering Borrower Representative and its Subsidiaries’ consolidated operations for such month in a form acceptable to Lender, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments, (ii) an updated 13-week cash flow budget in a form reasonably satisfactory to Lender, and (iii) a management summary prepared by the chief executive officer or chief financial officer of Borrower Representative (which management summary should not customarily exceed two type-written pages in length) setting forth in narrative form all significant operational and financial events and activities affecting Borrower Representative and its Subsidiaries during such month;
(b) within the earlier to occur of (i) fifteen (15) days from Board approval, or (ii) February 15 of each fiscal year of Borrower Representative, and contemporaneously with any updates or amendments thereto, (1) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the current fiscal year of Borrower Representative, and (2) annual financial projections for the current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
(c) as soon as available, but no later than thirty (30) days after the last day of each month and together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer;

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(d) (i) as soon as available, but no later than ten (10) after the last day of each month a copy of each account statement, with transaction detail, for each Deposit Account or Securities Account of a Borrower or any of its Subsidiaries; provided that the same may be provided as part of any Control Agreement with respect to each such each Deposit Account or Securities Account delivered to Lender in connection herewith; and (ii) within three (3) Business Days of Lender’s request, evidence satisfactory to Lender of the balance maintained in any such Deposit Account or Securities Account;
(e) within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such documents, or provides a link thereto, on Borrower Representative’s website on the internet at Borrower Representative’s website address; provided, however, Borrower Representative shall promptly notify Lender in writing (which may be by electronic mail) of the posting of any such documents;
(f) within five (5) Business Days of delivery, copies of all statements, reports and notices made available to a Borrower's security holders or to any holders of Subordinated Debt;
(g) prompt report of any legal actions pending or threatened in writing against any Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000.00) or more;
(h) promptly, from time to time, such other information regarding any Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Lender; and
(i) immediate notice of the occurrence of any Default or Event of Default.
Any submission by Borrower Representative of any financial statement submitted to the Lender pursuant to this Section 6.2 or otherwise submitted to Lender shall be deemed to be a representation by Borrower Representative that (i) as of the date of such financial statement, the information and calculations set forth therein are true, accurate and correct in all material respects, (ii) as of the end of the compliance period set forth in such submission, Borrowers are in complete compliance with all required covenants except as noted in such financial statement, as applicable, (iii) as of the date of such submission, no Default or Event of Default has occurred and is is continuing, and (iv) all representations and warranties other than any representations or warranties that are made as of a specific date remain true and correct in all material respects as of the date of such submission except as noted in such financial statement, as applicable.
6.3 [Reserved].

EXHIBIT 10.1
6.4 Deposit and Securities Accounts.
(a) Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below.
(b) Provide Lender five (5) days prior written notice before establishing any Collateral Account at or with any bank, broker, credit union or other financial institution, and upon opening such account, provide Lender with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account that any at any time maintains (and, within ten (10) days after the opening or acquisition of any Collateral Accounts after the Effective Date), Borrowers shall cause the applicable bank, broker, credit union or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien or to otherwise provide direct control to Lender in accordance with customary market terms with respect to such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Lender.
6.5 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports (or extensions thereof) and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Borrower and each of its Subsidiaries, in each case except to the extent provided for in Section 5.8 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.6 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrowers' Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months (or more frequently as Lender reasonably determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Lender shall determine is necessary.
6.7 Insurance.
(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrowers’ industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Borrower, and in amounts that are reasonably satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Lender as an additional insured. Lender shall be named as lender loss

EXHIBIT 10.1
payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(b) Ensure that proceeds payable under any property policy are, at Lender’s option, payable to Lender on account of the Obligations.
(c) At Lender’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender thirty (30) days’ prior written notice before any such policy or policies shall be materially altered or canceled (or ten (10) days in the case of a cancellation for non-payment of premiums). If any Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Lender deems prudent.
6.8 Board Observation Rights. Borrower Representative will allow the Lender, or its designee, to appoint one person to attend all meetings of the Board and the M&A oversight committee, in the capacity of board observer and not a board member (the “Board Observer”), whether such meetings are conducted in-person, telephonically or otherwise remotely. Borrower Representative shall (a) give the Board Observer notice of all such meetings, at the same time as furnished to the directors of Borrower Representative, (b) provide to the Board Observer all notices, documents and information furnished to the directors of the Borrower Representative, whether at or in anticipation of a meeting, an action by written consent or otherwise, at the same time furnished to such directors, (c) notify the Board Observer and permit the Board Observer to participate by telephone in emergency meetings of the Board and all committees and sub-committees thereof, and (d) provide the Board Observer copies of all actions by written consent or minutes of all such meetings at the time such minutes are furnished to the members of the Board; provided that, in each case, the Board may require the Board Observer to either not attend or temporarily leave a meeting of the Board, or withhold documents and information, if it reasonably determines, in good faith and upon advice of counsel, that the presence of the Board Observer at such time, or the provision of any document or information, would (i) prevent Borrower Representative or any Subsidiary from engaging in attorney-client privileged communication with counsel to the material detriment of Borrower Representative or such Subsidiary, (ii) result in a conflict of interest with Borrower Representative or any Subsidiary due to the relationship between such Borrower (or Subsidiary), Lender or the Board Observer so long as, in each case, such Borrower (or Subsidiary) notifies Lender of such determination and provides the Board Observer a general description of the information or materials that have been withheld, to the extent that providing such description does not jeopardize the attorney-client privilege to be preserved, or (iii) result in the conflicts to be avoided or violate applicable confidentiality provisions (it being understood and agreed that Borrower Representative and any applicable Subsidiary will take reasonable steps to minimize any such exclusions). For the avoidance of doubt, no statement made by the Board Observer shall be construed as an action of Lender or its Affiliates for purposes of the Loan Documents nor shall the Board Observer have

EXHIBIT 10.1
any ability to bind the Lender or its Affiliates to take or refrain from taking any action hereunder or under any other Loan Document.
6.9 Liquidity. Maintain at all times, but confirmed monthly by delivery of a Compliance Certificate in accordance with Section 6.2(c), undrawn availability under the Revolving Facility, plus unrestricted cash and Cash Equivalents of Borrowers in one (1) or more Deposit Accounts or Securities Accounts subject to a first priority perfected Lien (other than as set forth in the related Control Agreement(s)) in favor of Lender, in an aggregate amount not less than Five Hundred Thousand Dollars ($500,000) at any one time; provided, however, the requirement for a first priority perfected Lien shall not be effective until the relevant date set forth in Schedule 1 (or by such other date as Lender may approve in writing).
6.10 Protection and Registration of Intellectual Property Rights.
(a) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Lender in writing of any material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Change unless such claim is dismissed within thirty days from initiation thereof or Borrowers have demonstrated to Lender's reasonable satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to Borrowers' business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.
(b) If any Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner or licensee, or (ii) applies for any Patent or the registration of any Trademark, then Borrower Representative shall promptly provide written notice thereof to Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Lender may reasonably request to perfect and maintain a first priority perfected security interest in favor of Lender in such property. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower Representative shall: (x) provide Lender with at least fifteen (15) days prior written notice of such Borrower's intent to register such Copyrights or mask works together with a copy of the application it intends to file with such office (excluding exhibits thereto); and (y) execute an intellectual property security agreement and such other documents and take such other actions as Lender may request to perfect and maintain a first priority perfected Lien in favor of Lender in the Copyrights or mask works intended to be registered with such office.
6.11 Litigation Cooperation. From the Effective Date and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrowers and their respective officers, employees and agents and Borrowers' Books, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to such Borrower.

EXHIBIT 10.1
6.12 [Reserved]
6.13 Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.
7. NEGATIVE COVENANTS
Borrower shall not do any of the following without Lender’s prior written consent:
7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrowers, no longer economically practicable to maintain or useful in the ordinary course of business of such Borrower; (b) consisting of Permitted Liens and Permitted Investments; (c) consisting of a Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d) consisting of non-exclusive licenses for the use of the property of any Borrower or its Subsidiaries in the ordinary course of business; and (e) consisting of the Contemplated Sale.
7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related or incidental thereto; (b) cease doing business, or liquidate or dissolve; (c) have a change in management and replacements satisfactory to the Board are not made within thirty (30) days; or (d) permit or suffer any Change in Control other than the Contemplated Sale.
7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).
7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

EXHIBIT 10.1
7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.4, or permit any Subsidiary that is not a Borrower to maintain any Collateral Account other than the Collateral Accounts disclosed in the Perfection Certificate.
7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment in respect of its Equity Interests or redeem, retire or purchase any of its Equity Interests, or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.
7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower, except for (a) transactions that are in the ordinary course of a Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) reasonable and customary officer compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Board, and (c) transactions expressly permitted by this Agreement.
7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, or (b) amend any provision in any document relating to any Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.
7.10 Compliance. Become an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
8. EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1 Payment Default. Any Borrower fails to (a) make any payment of principal on any Credit Extension when due; or (b) fails to pay any other Obligations within two (2) Business Days after such Obligations set forth in this Section 8.1(b) are due and payable. During the cure

EXHIBIT 10.1
period set forth in Section 8.1(b), the failure to make or pay any payment specified in Section 8.1(b) is not an Event of Default (but no Credit Extension shall be made during the cure period);
8.2 Covenant Default.
(a) Any Borrower fails or neglects to perform any obligation in Sections 3.3(b), 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9 or 6.10 or violates any covenant in Section 7; or
(b) Any Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof, provided, however, no Credit Extensions shall be made during such cure period;
8.3 Material Adverse Change. A Material Adverse Change occurs;
8.4 Attachment; Levy; Restraint on Business.
(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of any Borrower or any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against any assets of any Borrower or any of its Subsidiaries by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or
(b) (i) any portion of the assets of a Borrower or any of its Subsidiaries with a value in excess of Twenty-Five Thousand Dollars ($25,000.00) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Borrower or any of its Subsidiaries from conducting all or any material part of its business;
8.5 Insolvency. (a) Borrowers, taken as a whole, are unable to pay their debts (including trade debts) as they become due; (b) the realizable value of the Borrowers' assets is less than the aggregate sum of their liabilities; (c) any Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against any Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed);
8.6 Other Agreements. There is, under any agreement to which a Borrower or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement in favor of Lender); or (b) any breach or default by a Borrower or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Change;

EXHIBIT 10.1
8.7 [Reserved].
8.8 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);
8.9 Misrepresentations. Any Borrower or any Person acting for such Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
8.10 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;
8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; or
8.12 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or reasonably could be expected to have, a Material Adverse Change.
9. LENDER’S RIGHTS AND REMEDIES
9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, without notice or demand, do any or all of the following:
(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);
(b) stop advancing money or extending credit for any Borrower’s benefit under this Agreement or under any other agreement between any Borrower and Lender;
(c) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with

EXHIBIT 10.1
Account Debtors for amounts on terms and in any order that Lender considers advisable, and notify any Person owing a Borrower money of Lender’s Lien in such funds;
(d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Lien in the Collateral;
(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, and notify any Person owing any Borrower money of Lender’s security interest in such funds. Each Borrower shall collect all payments in trust for Lender and, if requested by Lender, immediately deliver the payments to Lender in the form received from the Account Debtor, with proper endorsements for deposit;
(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrowers shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;
(g) apply to the Obligations any (i) balances and deposits of any Borrower it holds, or (ii) amount held by Lender owing to or for the credit or the account of such Borrower;
(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit;
(i) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j) demand and receive possession of Borrowers' Books; and
(k) exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2 Power of Attorney. Each Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse such Borrower’s name on any checks, payment instruments, or other forms of payment

EXHIBIT 10.1
or security; (b) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Lender’s or such Borrower’s name, as Lender chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Each Borrower hereby appoints Lender as its lawful attorney-in-fact to sign such Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than contingent indemnification obligations) have been satisfied in full and the Loan Documents have been terminated. Lender’s foregoing appointment as each Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations) have been fully repaid and performed and the Loan Documents have been terminated.
9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which such Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower Representative with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.
9.4 Application of Payments and Proceeds. Lender shall have the right to apply in any order any funds in its possession, whether from any Borrower’s account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Lender shall pay any surplus to Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrowers shall remain liable to Lender for any deficiency. If Lender, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.
9.5 No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by any Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance

EXHIBIT 10.1
and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.6 Demand Waiver. Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which such Borrower is liable.
9.7 Shares. Each Borrower recognizes that Lender may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state or provincial securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state or provincial securities laws, even if such issuer would agree to do so.
9.8 Lender’s Liability for Collateral. So long as Lender complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.
10. NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrowers may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10:
If to Borrowers: Zovio Inc 1811 East Northrup Blvd

EXHIBIT 10.1
Chandler, AZ 85286
Attn: Randy Hendricks, Chief Executive Officer
Fax: (858) 408-2903
Email: randy.hendricks@zovio.com

If to Lender: CALLA LILY HOLDINGS LLC
c/o Holland & Knight LLP
1650 Tysons Boulevard
Suite 1700
Tysons, VA 22102
Attention: Alex Brown, President

11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Each Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Borrower at the address set forth in, or subsequently provided by such Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

EXHIBIT 10.1
This Section 11 shall survive the termination of this Agreement.
12. GENERAL PROVISIONS
12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations) have been satisfied. So long as Borrowers have satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrowers, effective three (3) Business Days after written notice of termination is given to Lender. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.
12.3 Indemnification. Each Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5 Borrowers’ Liability. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances, and shall be jointly and severally liable for all other Obligations. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Lender to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy Lender may exercise or not exercise any right or

EXHIBIT 10.1
remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.
12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.7 Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.10 Confidentiality. In handling any confidential information, Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates so long as such Persons are bound by confidentiality terms not more permissive than the terms hereof; (b) to prospective transferees or purchasers of any interest in the Advances; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to

EXHIBIT 10.1
Lender, including pursuant to the Securities Exchange Act of 1934, as amended; (d) to Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations, whether under the Loan Documents or applicable law; and (f) to third-party service providers of Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Agreement) after disclosure to Lender, as applicable; or (ii) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.
12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Advance). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower shall act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Lender, such Borrower shall do so through Borrower Representative.
12.12 [Reserved]
12.13 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.14 Right of Setoff. Each Borrower hereby grants to Lender a Lien and a right of setoff as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO

EXHIBIT 10.1
REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.15 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.16 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.17 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.18 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
12.19 [RESERVED].
13. DEFINITIONS
13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.
“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control

EXHIBIT 10.1
with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” is defined in the preamble hereof.
“Authorized Signer” is any individual listed in a Borrower’s Borrowing Resolutions who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Borrower.
“Availability Amount” is (a) Revolving Line minus (b) the outstanding principal balance of any Advances.
“Board” is Borrower Representative’s board of directors.
“Board Observer” is defined in Section 6.8.
“Borrower” and “Borrowers” has the meaning set forth in the preamble hereof.
“Borrower Representative” has the meaning set forth in the preamble hereof.
“Borrowers' Books” are all Borrowers' books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Lender may conclusively rely on such certificate unless and until such Person shall have delivered to Lender a further certificate canceling or amending such prior certificate.
“Business Day” is any day that is not a Saturday, Sunday, or legal holiday.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of

EXHIBIT 10.1
the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of 40% or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Lender the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Lender a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) Borrower Representative ceases to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.
“Claims” is defined in Section 12.3.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
“Collateral Access Agreement” means an agreement with respect to a Borrower's leased location or bailee location, in each case in form and substance reasonably satisfactory to Lender.
“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Borrower.

EXHIBIT 10.1
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.
“Contemplated Sale” means the sale of all or a material portion of the assets of, or the Equity Interests held by Borrower Representative in, FullStack, accompanied by the simultaneous satisfaction in full, in cash, of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement).
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” means any control agreement entered into among the depository institution at which a Borrower maintains a Deposit Account or the securities intermediary or commodity (or futures) intermediary at which a Borrower maintains a Securities Account or a Commodity Account, such Borrower, and Lender pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” is any Advance or any other extension of credit by Lender for Borrower’s benefit.
“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.
“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” is defined in Section 2.3(b).

EXHIBIT 10.1
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Deposit Account” is the account number ending in (-338) maintained by Borrower with Comerica Bank.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Lender at such time on the basis of the then-prevailing rate of exchange in New York, New York, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
“Effective Date” is defined in the preamble hereof.
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock or units of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or units of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock or units of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or units (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, units, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
“Event of Default” is defined in Section 8.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Fee Letter” means the separate fee letter agreement dated the Effective Date between Borrowers and Lender relating to certain fees payable to Lender.

EXHIBIT 10.1
“Foreign Currency” means lawful money of a country other than the United States.
“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
“Indemnified Person” is defined in Section 12.3.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:
(a) its Copyrights, Trademarks and Patents;

EXHIBIT 10.1
(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c) any and all source code;
(d) any and all design rights which may be available to such Person;
(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other Equity Interests), and any loan, advance or capital contribution to any Person.
“IP Security Agreement” means that certain intellectual property security agreement entered into by each Borrower which is the owner of Intellectual Property registered with the United States Patent and Trademark Office or United States Copyright Office as of the Effective Date or from time thereafter, as amended, restated, or otherwise modified.
“Lender” is defined in the preamble hereof.
“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to any Borrower or any Subsidiary.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the IP Security Agreement, the Control Agreements, the Collateral Access Agreements, any note, or notes or guaranties executed by any Borrower and/or any guarantor, and any other present or future agreement between any Borrower and/or any guarantor with or for the benefit of Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

EXHIBIT 10.1
“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in any material portion of material Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.
“NDA” means the Confidentiality Agreement dated July 27, 2022 between Borrower Representative and Attain Capital Partners.
“Obligations” means all of Borrowers’ obligations to pay to pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts any Borrower owes Lender now or later, whether under this Agreement or the other Loan Documents, or otherwise, including, without limitation, interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Borrower assigned to Lender, and to perform each Borrower’s duties under the Loan Documents.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment Date” is, with respect to Advances, the last calendar day of each month.
“Perfection Certificate” has the meaning set forth in Section 5.1.
“Permitted Indebtedness” is:
(a) Borrower’s Indebtedness to Lender;
(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
(c) unsecured Indebtedness to trade creditors incurred in the ordinary course of business and not more than forty-five days (45) days past due;
(d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and
(e) other Indebtedness not otherwise permitted by Section 7.4 of this Agreement not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any time.
“Permitted Investments” are:

EXHIBIT 10.1
(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;
(b) Investments consisting of Cash Equivalents;
(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d) Investments consisting of Deposit Accounts and Securities Accounts in which Lender has a first priority perfected security interest, subject to Sections 3.3(b) and 6.4(b);
(e) Investments (i) by Borrower in another Borrower, (ii) by Borrower in Subsidiaries that are not Borrowers not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, and (iii) by Subsidiaries that are not Borrower in other Subsidiaries that are not Borrowers or in any Borrower;
(f) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business;
(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h) other Investments not otherwise permitted by Section 7.7 of this Agreement not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any time.
“Permitted Liens” are:
(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;
(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrowers' Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c) Liens of carriers, warehousemen, suppliers, landlords or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(d) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

EXHIBIT 10.1
(e) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest therein;
(f) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business;
(g) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.8 of this Agreement; and
(h) Liens in favor of financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Lender has a perfected Lien in such Deposit Account, or the securities maintained therein and Lender has received a Control Agreement with respect thereto to the extent required pursuant to Section 6.4 or Section 3.3.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower Representative.
“Revolving Line” is the revolving credit facility under Section 2.2 in an aggregate principal amount equal to Five Million Dollars ($5,000,000.00).
“Revolving Line Maturity Date” is January 14, 2023.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Borrower in each of its Subsidiaries.

EXHIBIT 10.1
“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
“Transfer” is defined in Section 7.1.
“Unused Revolving Line Facility Fee” is defined in Section 2.4(a).
[Signature page follows.]

EXHIBIT 10.1
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWERS:
ZOVIO INC
By: /s/ Randy Hendricks _____________________
Name: Randy Hendricks
Title: Chief Executive Officer

FULLSTACK ACADEMY, LLC
By: /s/ Jared Tausz__________________________
Name: Jared Tausz
Title: Chief Executive Officer

LENDER:
CALLA LILY HOLDINGS LLC
By: /s/ Alex Brown__________________________
Name: Alex Brown
Title: President

Signature Page to Loan and Security Agreement

EXHIBIT 10.1
EXHIBIT A - COLLATERAL DESCRIPTION
The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.
A-1

EXHIBIT 10.1
EXHIBIT B
COMPLIANCE CERTIFICATE
Date: ___________

TO: CALLA LILY HOLDINGS LLC, a Delaware limited liability company
FROM: ZOVIO INC, a Delaware corporation

Reference is made to that certain Loan and Security Agreement, dated September __, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among ZOVIO INC, a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and CALLA LILY HOLDINGS LLC, a Delaware limited liability company (“Lender”). Capitalized terms have meanings as defined in the Agreement.
The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:
(1) Each Borrower is in compliance for the month ending with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
Appendix 1 sets forth true and accurate calculation with respect to the financial covenant in Section 6.9 of the Agreement.
The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials, for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

BORROWER REPRESENTATIVE:

ZOVIO INC, a Delaware corporation

By:
Name:
Title:

EXHIBIT 10.1
Schedule 1
FINANCIAL COVENANT CALCULATION

Covenant:	Required:	Actual:	Complies (Y/N):

Minimum Liquidity (measured at all times during the tested month)	$500,000	At all times during the subject month, Liquidity was never s less than: $	Y N

EXHIBIT 10.1
ANNEX I
(Monthly Financial Statements)
See attached.

EXHIBIT 10.1
SCHEDULE 1
POST-CLOSING OBLIGATIONS

1. Within five (5) days after the Effective Date, Borrowers shall deliver the IP Security Agreements.
2. Within five (5) days after the Effective Date, the Borrowers shall deliver evidence satisfactory to Lender, that the insurance policies required by Section 6.7 of the Loan Agreement are in full force and effect.
3. Within ten (10) days after the Effective Date, the Borrowers shall deliver the equity certificates, if any, together with undated transfer powers executed in blank, for each of Borrower Representative's Subsidiaries.
4. Within twenty (20) days after the Effective Date, the Borrowers shall deliver evidence satisfactory to Lender, that the insurance endorsements required by Section 6.7 of the Loan Agreement are in full force and effect.
5. Within twenty (20) days after the Effective Date, the Borrowers shall deliver or cause to be delivered to Lender fully executed Control Agreements as required by the Loan Agreement with respect to all Collateral Accounts of Borrowers, duly executed by each depository bank and the applicable Borrower, each of which shall be in form and substance reasonably satisfactory to Lender.
6. Within thirty (30) days after the Effective Date, the Borrowers shall deliver the Collateral Access Agreement(s) for such locations as Lender may require.

B-4